Registration No. 333-68795

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       To
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               SPRINT CORPORATION
             (Exact name of registrant as specified in its charter)

                                Kansas               48-0457967
                  (State or other jurisdiction    (I.R.S. Employer
              of incorporation or organization)  Identification No.)

               Post Office Box 11315, Kansas City, Missouri 64112
                    (Address of principal executive offices)
                            ------------------------

                            SPRINT SPECTRUM LONG-TERM
                      INCENTIVE PLAN AWARDS UNDER THE 1997
                        LONG-TERM STOCK INCENTIVE PROGRAM
                            (Full title of the Plan)
                            ------------------------

                                 Thomas A. Gerke
        Vice President, Corporate Secretary and Associate General Counsel
                                 P.O. Box 11315
                           Kansas City, Missouri 64112
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (913) 624-3326
                            ------------------------



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         This Registration Statement as originally filed related to the offering of 1,900,000 shares of PCS Common Stock issuable as Sprint Spectrum Long-Term Incentive Plan Awards under the 1997 Long-Term Stock Incentive Program. 830,068 shares were awarded before the record date for a two-for-one split of the PCS Common Stock in the 2000 first quarter, leaving 1,069,932 shares of PCS Common Stock. The two-for-one split increased the remaining number of shares of PCS Common Stock covered by the Registration Statement to 2,139,864 shares.
Following the two-for-one split, 1,500,084 shares were awarded. No additional shares will be issued as awards. Therefore, the Registration Statement is amended to deregister the remaining 639,780 shares of PCS Common Stock covered by the Registration Statement.











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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 8th day of May, 2001.

                                         SPRINT CORPORATION


                                         By /s/ A. B. Krause
                                         A. B. Krause, Executive Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                   Title                                         Date

                       Chairman of the Board and              )
W. T. ESREY*           Chief Executive Officer                )
                       (Principal Executive Officer)          )
                                                              )
                                                              )
                       Executive Vice President               )
                       and Chief Financial Officer            )  May 8, 2001
/s/ A. B. Krause       (Principal Financial Officer)          )
(A. B. Krause)                                                )
                                                              )
                       Senior Vice President and              )
J. P. MEYER*           Controller                             )
                       (Principal Accounting Officer)         )
                                                              )







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                                                              )
DUBOSE AUSLEY*         Director                               )
                                                              )
                                                              )
WARREN L. BATTS*       Director                               )
                                                              )
                                                              )
_____________________  Director                               )
(I. O. Hockaday, Jr.)                                         )
                                                              )
                                                              )
RONALD T. LEMAY*       Director                               )  May 8, 2001
                                                              )
                                                              )
LINDA K. LORIMER*      Director                               )
                                                              )
                                                              )
C. E. RICE*            Director                               )
                                                              )
                                                              )
_____________________  Director                               )
Louis W. Smith                                                )
                                                              )
                                                              )
STEWART TURLEY*        Director                               )





/s/ A. B. Krause
*(Signed by A.B. Krause, Attorney-in-Fact,
pursuant to Power of Attorney filed with
this Registration Statement No. 333-68795)




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